EXHIBIT16.2

March 15 , 2013

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re: Forever Valuable Collectibles, Inc.

On March 11, 2013 my appointment as auditor for Forever Valuable Collectibles, Inc. ceased. I have read Forever Valuable Collectibles, Inc.’s statements included under Item 4.01 of its Form 8-K /A1 dated March 11, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Borgers & Cutler CPA's PLLC

Borgers & Cutler CPA’s PLLC
Certified Public Accountants
Denver, CO